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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K
                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): DECEMBER 10, 1996

                               HEADSTRONG GROUP, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                                       33-47567                         22-3663311
(State or other jurisdiction of incorporation)     (Commission File No.)     (IRS Employer Identification No.)

     5 Lexington Avenue,            East Brunswick, New Jersey                            08816
                                (Address of principal executive offices)                (Zip Code)

     Registrant's telephone number, including area code:  (908) 254-3433

                                      N/A
         (Former name or former address, if changed since last report)




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ITEM 4.CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            On December 11, 1996, Arthur Andersen, LLP ("AA") declined to stand for re-election as the Registrant's principal accountant. The Registrant anticipates that AA will assist the Registrant with respect to the preparation of certain unaudited financial reports. The Registrant is in the process of selecting a new principal accountant to audit the Registrant's financial statements.

            The decision to change accountants was approved by the Registrant's board of directors.

            The Registrant and AA have not, in connection with the audit of the Registrant's financial statements for each of the prior two years for the periods ended December 31, 1994 and December 31, 1995 or any subsequent period, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to AA's satisfaction, would have caused AA to make reference to the subject matter of the disagreement in connection with its reports.

            The report of AA on the Registrant's financial statements for the year ended December 31, 1995 included a "going-concern" uncertainty modification. The report of AA did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope, or accounting principles.

            As noted above, AA's declining to stand for re-election was not the result of any disagreement with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (c)   EXHIBITS.

                  16.1 Letter from AA regarding its concurrence with the Registrant's statement regarding change of accountants.




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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

            In December 1996, the Registrant completed the offer and sale of 6% convertible debentures in the aggregate principal amount of $550,000 in reliance upon Regulation S under the Securities Act of 1933. This offer and sale consisted of three separate transactions consisting of $100,000 principal amount with net proceeds to the Registrant of $79,691.70 on December 10, 1996; $100,000 principal amount with net proceeds to the Registrant of $84,691.70 on December 11, 1996 and $350,000 principal amount with net proceeds to the Registrant of $305,091.70 on December 20, 1996. The Placement Agent for all of the transactions was Shane Henty Sutton and the Buyer was Karela Gisele Pty., Ltd. Net proceeds of the offering to the Registrant were $469,475.10 after payments to the Placement Agent of commissions, escrow fees, disbursements and other expenses (aggregate $80,524.90).

      The debentures are convertible into shares of the Registrant's common stock upon the expiration of 45 days from the date of sale and at a price per share equal to a 40% discount of the lower of either: (i) the closing price of the common stock on the date of conversion or (ii) the average of the daily low price traded for the common stock for the five trading days prior to the date of conversion. In the event that the debentures are not converted into shares of the Registrant's common stock, the debentures will be due on January 20, 1999; January 21, 1999 and December 20, 1998 for the debentures sold on December 10, 1996, December 11, 1996 and December 20, 1996, respectively.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          HEADSTRONG GROUP, INC.
                                            (Registrant)



Date: December 20, 1996                   By:   /s/ Dale Friedman
                                                -----------------
                                                Dale Friedman, President




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